Exhibit 99.1

AsiaInfo-Linkage Reports Unaudited Second Quarter 2012 Results

— Meeting guidance with net revenue (non-GAAP)1 of US$124.4 million

— Meeting guidance with net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)2 per basic share of US$0.26

BEIJING/SANTA CLARA, Calif. – July 30, 2012 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage,” the “Company,” “we,” “us” or “our”), a leading provider of telecommunication software solutions and services in China, today announced financial results for the quarter ended June 30, 2012.

“Our business continued to grow in the second quarter, despite challenging market conditions, as we strengthened our competitive positioning, and saw healthy demand from China’s three telecommunications carriers,” said AsiaInfo-Linkage President and Chief Executive Officer Steve Zhang. “In the second quarter of 2012, we signed seven additional NG-BOSS 3.5 upgrade contracts with China Mobile, and began work on NG-BOSS 4.0 functional specifications, which we expect will result in additional upgrade and implementation work starting in the second half of this year. We are also in a good position to win additional work related to China Mobile’s OSS functional needs.”

“We have completed convergent software implementation for four of the six northern provinces in our long-term project with China Unicom and plan to complete implementation for the remaining two provinces in the third quarter of 2012. For China Telecom, we recently won a contract to develop and implement an intelligent cloud management project for Jiangsu Telecom. Additionally, in the cable television market, we have successfully provided BOSS software system implementation to Gehua Cable and have migrated over five million users to this new system and plan to leverage this achievement to gain greater market share.”

Mr. Zhang added, “We continue to believe that our future work with China’s three carriers will hinge on our strengths in assisting them to gather insights regarding their users and monetize their vast data traffic. In the second quarter of 2012, we won data traffic monetization contracts with three provincial subsidiaries of China Mobile and expect to win additional projects. We anticipate data traffic monetization will drive carrier spending as we couple this work with our core IT solutions and services.”

Second Quarter 2012 Financial Results

Total revenues for the second quarter of 2012 were US$126.3 million, an increase of 8.7% year-over-year and an increase of 2.1% sequentially. Net revenue (non-GAAP) for the second quarter of 2012 was US$124.4 million, an increase of 12.8% year-over-year and an increase of 2.7% sequentially. The year-over-year increase was primarily the result of continued investment in IT software from China’s telecom carriers and the sequential increase was mainly due to the on-time delivery of China Mobile’s previously signed projects and the phase-one delivery of an international project.

Gross margin for the quarter was 38.5%, compared to 42.2% in the year-ago period and 39.2% in the previous quarter. Gross margin of net revenue (non-GAAP)3 was 43.8% in the second quarter of 2012, compared to 49.5% in the year-ago period and 44.8% in the previous quarter. The year-over-year decrease in gross margin was primarily attributable to an increase in employee compensation, which was mainly due to increased headcount of implementation engineers and increased share-based compensation expenses. The slight sequential decrease in gross margin was primarily due to the increase in implementation incurred in the second quarter after the end of the Chinese Lunar New Year holiday in the first quarter.

[1]

Net revenue (non-GAAP) represents total revenue net of third-party hardware costs that are passed through to customers. A reconciliation of all non-GAAP measures used in this press release to the most directly comparable GAAP measures is provided at the end of this press release.

[2]

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) and net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share measures exclude share-based compensation expenses, amortization of acquired intangible assets, non-recurring consulting related expenses, dividend income and a 15% tax rate adjustment for the Company’s Nanjing subsidiary (“LKNJ”).

[3]

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding third-party hardware costs, amortization of acquired intangible assets and share-based compensation expenses, by net revenue (non-GAAP).

Total operating expenses for the second quarter of 2012 increased 35.0% year-over-year and 1.6% sequentially to US$46.7 million. The year-over-year increase was primarily attributable to the increase in the Company’s research and development (“R&D”) expenses to develop products for current and anticipated contract opportunities, to support product standardization, and to achieve delivery improvement initiatives. The sequential increase in operating expenses was primarily attributable to increased R&D expenses, offset by a decrease in sales and marketing expenses.

Sales and marketing expenses for the second quarter of 2012 decreased by 4.0% year-over-year and 9.4% sequentially to US$18.4 million. The year-over-year decrease in sales and marketing expenses was driven by the fact that certain intangible assets related to the Linkage acquisition as of June 30, 2011 have been fully amortized in prior year, which resulted in a decrease in sales and marketing of US$2.5 million. The sequential decrease was mainly due to a decrease in sales and marketing activities in the period. General and administrative (“G&A”) expenses for the second quarter of 2012 increased 39.1% year-over-year and increased 4.7% sequentially to US$7.8 million. The year-over-year increase was mainly attributable to an additional accrual of allowance for doubtful accounts of US$0.6 million, and an increase in wage inflation and headcount by 36 administrative professionals for the second quarter of 2012 which resulted in the increase in overall compensation. The sequential increase in G&A expenses was mainly the result of an additional accrual of allowance for doubtful accounts of US$0.3 million. R&D expenses for the second quarter of 2012 increased 72.0% year-over-year and increased 12.7% sequentially to US$20.4 million. The year-over-year increase in R&D expenses reflected an increase in compensation, which was a result of wage inflation and the addition of 321 R&D engineers between the second quarter of 2011 and the second quarter of 2012. The sequential increase in R&D expenses was primarily due to an increase in overtime and travel related expenses of US$0.7 million, which saw an increase in R&D activity incurred in the second quarter after the end of the Chinese Lunar New Year holiday in the first quarter.

Income from operations for the second quarter of 2012 was US$2.0 million, a decrease of 86.4% year-over-year and 21.3% sequentially. Operating margin of total revenue was 1.6% for the second quarter of 2012, compared to 12.5% in the year-ago period and 2.0% in the previous quarter. Operating margin of net revenue (non-GAAP)4 for the second quarter of 2012 was 12.0%, compared to 26.6% in the year-ago period and 12.8% in the previous quarter. The year-over-year decrease in operating margin of net revenue (non-GAAP) was mainly attributable to the increases in employee headcount and wage inflation, which led to the increase in cost of sales and R&D expenses. The sequential decrease was primarily due to an increase in G&A and R&D expenses.

Other income for the second quarter of 2012 was US$4.0 million compared to US$1.2 million in the year-ago period and US$4.3 million in the previous quarter. The year-over-year increase was primarily due to improved returns from bank deposits and a US$1.2 million gain from sales of short-term investment in the second quarter of 2012.

In the second quarter of 2012, the Company recorded net income attributable to AsiaInfo-Linkage, Inc. of US$6.2 million, or US$0.09 per basic share, compared to US$32.9 million, or US$0.45 per basic share, in the year-ago period and US$6.4 million, or US$0.09 per basic share, in the previous quarter. As a result of the qualification as a High and New Technology Enterprise (“HNTE”) of the Company’s Nanjing subsidiary, Linkage-AsiaInfo Technologies (Nanjing), Inc. (“LKNJ”) and our current expectation of renewing this status going forward, the tax rate applicable to LKNJ was reduced from the previous rate of 25.0% to a 15.0% preferential tax rate in the second quarter of 2011. This effect resulted in a US$20.6 million reduction in the deferred tax liability related to LKNJ’s intangible assets amortization and a US$2.3 million reduction in the deferred tax asset related to welfare accrual, both of which were previously calculated at a tax rate of 25.0%. The total effect of the tax benefits in the second of 2011 was US$18.3 million or US$0.25 per basic share. Other effects of the year-over-year decrease in net income attributable to AsiaInfo-Linkage, Inc. was due to an increase in employee compensation, share-based compensation and headcount of implementation engineers and R&D engineers, resulting in increased cost of sales and R&D expenses. The sequential decrease was primarily the result of increased G&A and R&D expenses.

[4]

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding amortization of acquired intangible assets, share-based compensation expenses and non-recurring consulting related expenses, by net revenue (non-GAAP).

In the second quarter of 2012, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) was US$18.6 million or US$0.26 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the year-ago period was US$29.3 million or US$0.40 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the previous quarter was US$19.4 million or US$0.27 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) decreased 36.4% year-over-year and 3.9% sequentially, mainly due to an increase in employee compensation, increased headcount of implementation engineers and R&D engineers, resulting in increased cost of sales and R&D expenses. The sequential decrease was primarily the result of increased G&A and R&D expenses.

As of June 30, 2012, AsiaInfo-Linkage had cash and cash equivalents and restricted cash totaling US$269.3 million and short-term investments totaling US$26.8 million. Operating cash flow in the second quarter of 2012 was a net outflow of US$31.2 million.

As of June 30, 2012, AsiaInfo-Linkage had gross accounts receivable (“AR”) of US$307.3 million compared to US$301.3 million as of March 31, 2012, US$298.1 million as of June 30, 2011, and US$281.6 million as of December 31, 2011. Gross AR includes agent arrangements with International Business Machines Corporation (“IBM”) or its distributors and a few other hardware companies (“IBM-Type Arrangements”). Since these arrangements typically consist of back-to-back payment terms for certain products sold to AsiaInfo-Linkage customers, there is no impact on the Company’s cash flow or days of sales outstanding (“DSO”). Net AR, which excludes IBM-Type Arrangements, was US$222.9 million as of June 30, 2012, compared to US$222.0 million as of March 31, 2012, US$220.7 million as of June 30, 2011, and US$204.4 million as of December 31, 2011. The combined effect of revenue and the AR trends, including lower down payments from certain customers as part of business expansion initiatives, resulted in the Company’s DSO being 154 days as of June 30, 2012 compared to 155 days as of March 31, 2012, 159 days as of June 30, 2011, and 147 days as of December 31, 2011. A table presenting further information regarding the Company’s gross AR, AR relating to IBM-Type Arrangements (“IBM-Related AR”), net AR, revenues and DSO is provided at the end of this press release.

First Half 2012 Financial Results

Total revenue for the first half of 2012 was US$250.0 million, an increase of 8.4% year-over-year. Net revenue (non-GAAP) for the first half of 2012 was US$245.6 million, an increase of 12.2% year-over-year.

In the first half of 2012, gross margin was 38.8%, compared to 43.9% in the year-ago period. Gross margin of net revenue (non-GAAP) was 44.3% in the first half of 2012, compared to 51.3% in the year-ago period.

Income from operations for the first half of 2012 was US$4.5 million, a decrease of 84.8% year-over-year.

In the first half of 2012, AsiaInfo-Linkage recorded net income attributable to AsiaInfo-Linkage, Inc. of US$12.6 million, or US$0.17 per basic share, compared to US$50.8 million, or US$0.68 per basic share, in the year-ago period, a decrease of 75.2% year-over-year.

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) was US$38.0 million or US$0.52 per basic share in the first half of 2012, a decrease of 38.7% and 37.2% year-over-year respectively.

Recent Developments

On February 7, 2012, AsiaInfo-Linkage announced that its Special Committee of the Board of Directors (the “Special Committee”) retained Goldman Sachs (Asia) L.L.C as its financial advisor to assist the Company in considering a non-binding proposal letter from Power Joy (Cayman) Limited (“Power Joy”), a wholly owned subsidiary of CITIC Capital China Partners II, L.P., pursuant to which Power Joy proposed to acquire all of the outstanding shares of common stock of AsiaInfo-Linkage in cash at a price that represents a premium over the current stock price.

On March 26, 2012, AsiaInfo-Linkage announced that the Special Committee would solicit interest from, and engage in discussions with, other potential qualified interested parties regarding a potential transaction involving AsiaInfo-Linkage, and to evaluate any proposals it receives.

That process remains ongoing. However, there can be no assurance that any definitive offer will ultimately be made, that any agreement will be executed, or that any transaction will be approved or consummated by the Company.

Business Outlook

AsiaInfo-Linkage expects third quarter 2012 net revenue (non-GAAP) to be in the range of US$125.0 million to US$131.0 million. The Company expects third quarter 2012 net income attributable to AsiaInfo-Linkage per basic share (non-GAAP) to be in the range of US$0.22 to US$0.25.

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands of US$)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Software products and solutions	$116,772	$102,849	$230,834	$204,233
Service	7,553	7,140	14,507	14,017
Third party hardware	1,946	6,197	4,627	12,417

Total revenues	126,271	116,186	249,968	230,667

Cost of revenues:
Software products and solutions	71,801	57,228	140,340	109,797
Service	3,985	3,986	8,162	7,743
Third party hardware	1,848	5,887	4,395	11,796

Total cost of revenues	77,634	67,101	152,897	129,336

Gross profit	48,637	49,085	97,071	101,331

Operating expenses(income):
Sales and marketing	18,440	19,201	38,788	38,456
General and administrative	7,828	5,626	15,306	13,640
Research and development	20,394	11,855	38,491	21,824
Government subsidies	0	(2,125)	0	(2,125)

Total operating expenses	46,662	34,557	92,585	71,795

Income from operations	1,975	14,528	4,486	29,536

Other income, net
Interest income	2,033	1,195	4,431	2,613
Dividend income	604	176	604	180
Gain from sales of short-term investments	1,245	0	3,272	199
Other expenses, net	136	(160)	(29)	(275)

Total other income, net	4,018	1,211	8,278	2,717

Income before income tax expense (benefit)	5,993	15,739	12,764	32,253

Income tax expense (benefit)	669	(16,512)	2,021	(17,507)

Net income	5,324	32,251	10,743	49,760

Less: Net loss attributable to noncontrolling interest	(901)	(698)	(1,844)	(1,029)

Net income attributable to AsiaInfo-Linkage, Inc.	6,225	32,949	12,587	$50,789

Earnings per share:
Net income attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	$0.09	$0.45	$0.17	$0.68

Diluted	$0.09	$0.45	$0.17	$0.68

Weighted average shares used in computation:
Basic	72,508,556	73,318,324	72,491,005	74,150,914

Diluted	72,763,879	73,961,561	72,744,716	74,766,963

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(Amounts in thousands of US$)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$5,324	$32,251	$10,743	$49,760
Other comprehensive (loss) income, net of tax:
Change in cumulative foreign currency translation adjustment	(1,922)	4,590	(1,377)	7,951
Transfer to statements of operations of realized gain on available-for-sale securities, net of tax effects of $311 and $0, $615 and $30 for the three months and six months ended June 30, 2012 and 2011, respectively	(934)	0	(2,657)	(169)
Net unrealized gain (loss) on available-for-sale securities, net of tax effects of ($133) and $77, ($233) and $81 for the three months and six months ended June 30, 2012 and 2011, respectively	474	(282)	768	(397)

Other comprehensive (loss) income	(2,382)	4,308	(3,266)	7,385

Comprehensive income	2,942	36,559	7,477	57,145

Less: comprehensive loss attributable to noncontrolling interest	(901)	(698)	(1,844)	(1,029)

Comprehensive income attributable to AsiaInfo-Linkage, Inc.	$3,843	$37,257	$9,321	$58,174

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	As of
	June 30, 2012	Dec. 31, 2011
ASSETS:
Current Assets:
Cash and cash equivalents	$230,295	$272,438
Restricted cash	39,037	21,226
Short term investments – available-for-sale securities	26,776	27,909
Accounts receivable (net of allowances of $4,358 and $2,905 as of June 30, 2012 and December 31, 2011, respectively)	307,261	281,564
Inventories, net	20,266	15,309
Other receivables	4,414	4,480
Deferred income tax assets – current	14,275	14,294
Prepaid expenses and other current assets	9,002	6,453

Total current assets	651,326	643,673

Long term investments	5,272	4,863
Property and equipment, net	16,145	8,778
Other acquired intangible assets, net	142,276	163,028
Deferred income tax assets – non-current	1,751	1,751
Goodwill	433,495	433,525
Land use right, net	14,341	14,543

Total Assets	$1,264,606	$1,270,161

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities:
Accounts payable	$96,277	$91,094
Accrued expenses	24,776	22,905
Short-term bank loans	5,500	0
Deferred revenue	34,455	32,378
Accrued employee benefits	53,356	78,972
Other payables	9,762	5,582
Income taxes payable	5,048	12,602
Other taxes payable	10,167	11,864
Deferred income tax liabilities – current	8,681	9,091

Total current liabilities	248,022	264,488

Unrecognized tax benefits	3,453	3,344
Deferred income tax liabilities – non-current	24,458	24,458
Other long term liabilities	573	573

Total Liabilities	$276,506	$292,863

Redeemable noncontrolling interest	(2,317)	385
Equity:
AsiaInfo-Linkage, Inc. Stockholders Equity:
Common stock	787	786
Additional paid-in capital	852,462	847,879
Treasury stock, at cost	(87,746)	(87,746)
Statutory reserve	21,748	21,748
Retained earnings	159,114	146,527
Accumulated other comprehensive income	43,858	47,124

Total AsiaInfo-Linkage, Inc. stockholders’ equity	$990,223	$976,318

Noncontrolling interest	194	595

Total equity	990,417	976,913

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$1,264,606	$1,270,161

Second Quarter 2012 Conference Call Details

AsiaInfo-Linkage senior management will hold an earnings conference call at 5:00 p.m. Pacific Time/ 8:00 p.m. Eastern Time on July 30, 2012 (8:00 a.m. Beijing/Hong Kong Time on July 31, 2012). Management will discuss results and highlights of the quarter as well as answer questions from investors.

The dial-in numbers for the conference call are as follows:

Local:

New York:	+1-718-354-1231
Hong Kong:	+852-2475-0994
China, Domestic Mobile:	400-620-8038
China, Domestic:	800-819-0121

International Toll Free:

United States:	+1-866-519-4004
Hong Kong:	800-930-346

International Toll:	+65-6723-9381

The conference ID # is 97057257

A replay of the call will be available until 11:59 p.m. Eastern Time on August 7, 2012 by dialing one of the following numbers:

U.S Toll Free:	+1-866-214-5335
International:	+61-2-8235-5000

The replay ID # is 97057257

Additionally, a live and archived webcast of this call will be available on the Investor Relations section of the AsiaInfo-Linkage website at www.asiainfo-linkage.com.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. The Company was formed through a merger between AsiaInfo Holdings, Inc. (“AsiaInfo”) and Linkage on July 1, 2010. The combined company leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from the competition.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Reconciliation of non-GAAP Measures

This earnings release presents the following “non-GAAP financial measures” as defined by applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP and should not be considered measures of the Company’s liquidity. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures.

(1) Net revenue (non-GAAP)

AsiaInfo-Linkage’s net revenue (non-GAAP) represents total revenue net of third party hardware costs that are passed through to our customers. We believe total revenues net of third party hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

Reconciliation of net revenue (non-GAAP) to GAAP total revenues

	Three Months Ended June 30,		Six Months Ended June 30,		2012 Q1
	2012	2011	2012	2011
	(in US dollar thousands)
Total revenues	126,271	116,186	249,968	230,667	123,697
Third party hardware costs	1,848	5,887	4,395	11,796	2,547
Net revenue (non-GAAP)	124,423	110,299	245,573	218,871	121,150

(2) Gross margin of net revenue (non-GAAP)

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding third party hardware costs, amortization of acquired intangible assets and share-based compensation expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the gross margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP gross margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of gross margin of net revenue (non-GAAP) to GAAP gross margin

	Three Months Ended June 30,		Six Months Ended June 30,		2012 Q1
	2012	2011	2012	2011
Gross margin (GAAP)	38.5%	42.2%	38.8%	43.9%	39.2%
Third party hardware costs[1]	0.6%	2.3%	0.7%	2.4%	0.8%
Amortization of acquired intangible assets[2]	4.0%	4.6%	4.1%	4.6%	4.1%
Share-based compensation expenses[2]	0.7%	0.4%	0.7%	0.4%	0.7%
Gross margin of net revenue (non-GAAP)	43.8%	49.5%	44.3%	51.3%	44.8%

[1]	Percentages represent the difference between GAAP gross profit divided by GAAP revenue and GAAP gross profit divided by net revenue (non-GAAP).
[2]	Percentages represent the result of dividing the amounts of amortization of acquired intangible assets or share-based compensation expenses by net revenue (non-GAAP).

(3) Operating margin of net revenue (non-GAAP)

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding amortization of acquired intangible assets, share-based compensation expenses and non-recurring consulting related expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the operating margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP operating margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of operating margin (non-GAAP) to GAAP operating margin

	Three Months Ended June 30,		Six Months Ended June 30,		2012 Q1
	2012	2011	2012	2011
Operating margin (GAAP)	1.6%	12.5%	1.8%	12.8%	2.0%
Third party hardware costs[1]	0.0%	0.7%	0.0%	0.7%	0.0%
Amortization of acquired intangible assets[2]	8.3%	11.7%	8.4%	11.8%	8.6%
Share-based compensation expenses[2]	2.0%	1.7%	2.0%	1.7%	2.0%
Non-recurring consulting related expenses[2]	0.1%	0.0%	0.1%	0.0%	0.2%
Operating margin (non-GAAP)	12.0%	26.6%	12.3%	27.0%	12.8%

[1]	Percentages represent the difference between GAAP income from operation divided by GAAP revenue and GAAP income from operation divided by net revenue (non-GAAP).
[2]	Percentages represent the result of dividing the amounts of amortization of acquired intangible assets, share-based compensation or non-recurring consulting related expenses by net revenue (non-GAAP).

(4) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) excludes share-based compensation expenses, amortization of acquired intangible assets, non-recurring consulting related expenses, dividend income and a 15% tax rate adjustment for LKNJ. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes the Company’s net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure, when read in conjunction with the Company’s GAAP net income measure and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) to GAAP net income attributable to AsiaInfo-Linkage, Inc.

	Three Months Ended June 30,		Six Months Ended June 30,		2012 Q1
	2012	2011	2012	2011
	(in US dollar thousands)
Net income attributable to AsiaInfo-Linkage, Inc.	6,225	32,949	12,587	50,789	6,362
Adjustments:
- Share-based compensation expenses	2,454	1,894	4,879	3,791	2,425
- Amortization of acquired intangible assets	10,375	12,876	20,750	25,793	10,375
- Non-recurring consulting related expenses	165	0	364	0	199
- Dividend income, net of tax	(604)	(176)	(604)	(180)	0
- LKNJ tax rate 15% adjustment	0	(18,289)	0	(18,289)	0
Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)	18,615	29,254	37,976	61,904	19,361

(5) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share is calculated by dividing net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) (which as discussed above excludes share-based compensation expenses, amortization of acquired intangible assets, non-recurring consulting related expenses, dividend income and a 15% tax rate adjustment for LKNJ) by the same number of weighted average shares outstanding used in the computation of net income per basic share. Management believes that net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share, when used in conjunction with the Company’s GAAP net income attributable to AsiaInfo-Linkage, Inc. per basic share, provides useful information to investors for the same reasons discussed above regarding net income attributable to AsiaInfo-Linkage, Inc (non-GAAP). In addition, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share allows investors to evaluate the Company’s operating performance from period to period on a per share basis, thus providing a useful basis for assessing the Company’s value on a per share basis.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share to GAAP net income attributable to AsiaInfo-Linkage, Inc. per basic share

	Three Months Ended June 30,		Six Months Ended June 30,		2012 Q1
	2012	2011	2012	2011
	(in US dollars, except share amounts)
GAAP net income attributable to AsiaInfo-Linkage, Inc. per basic share	0.09	0.45	0.17	0.68	0.09
Adjustments:
- Share-based compensation expenses	0.04	0.03	0.07	0.05	0.04
- Amortization of acquired intangible assets	0.14	0.17	0.29	0.35	0.14
- Non-recurring consulting related expenses	0.00	0.00	0.00	0.00	0.00
- Dividend income, net of tax	(0.01)	0.00	(0.01)	(0.00)	0.00
- LKNJ tax rate 15% adjustment	0.00	(0.25)	0.00	(0.25)	0.00
Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share	0.26	0.40	0.52	0.83	0.27
Basic shares:	72,508,556	73,318,324	72,491,005	74,150,914	72,473,455

AR, IBM-Related AR, Revenue and DSO

AR balances included both billed and unbilled amounts. Revenue recognized in excess of billings is recorded as unbilled receivable. In addition to revenues from the sales of its goods and services and from hardware procured on behalf of customers, the Company generated service revenues by acting as a sales agent pursuant to the IBM-Type Arrangements. In December 2010, the Company disposed of its former IT Security business and, accordingly, no longer generates revenues from the sale of its information security products. The Company’s DSO calculations are as follows as of the last day of the respective periods indicated, with net AR excluding the receivables attributable to the IBM-Type Arrangements, and with revenues excluding those attributable to the IT Security Business, respectively:

1) Q1 2011 DSO = (Q4 2010 net AR + Q1 2011 net AR)/2/Q1 revenue x 90

2) Q2 2011 DSO = (Q4 2010 net AR + Q2 2011 net AR)/2/Q2 cumulative revenue x 180

3) Q3 2011 DSO = (Q4 2010 net AR + Q3 2011 net AR)/2/Q3 cumulative revenue x 270

4) Q4 2011 DSO = (Q4 2010 net AR + Q4 2011 net AR)/2/Q4 cumulative revenue x 360

5) Q1 2012 DSO = (Q4 2011 net AR + Q1 2012 net AR)/2/Q1 revenue x 90

6) Q2 2012 DSO = (Q4 2011 net AR + Q2 2012 net AR)/2/Q2 cumulative revenue x 180

The following table presents further information regarding the Company’s gross AR, net AR, revenues, and DSO.

	2011-Q1	2011-Q2	2011-Q3	2011-Q4	2012-Q1	2012-Q2
	(in US dollar thousands, except DSO)
Gross AR	302,806	298,146	292,220	281,564	301,333	307,261
- IBM Related AR	85,923	77,476	67,950	77,200	79,345	84,357
Net AR	216,883	220,670	224,270	204,364	221,988	222,904

Revenues	114,481	116,186	119,285	131,091	123,697	126,271

DSO (in days)	159	159	159	147	155	154

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of July 30, 2012. AsiaInfo-Linkage assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo-Linkage’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government; and the outcome of the Special Committee’s evaluation of strategic alternatives, including the privatization proposal announced on January 20, 2012.. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com